                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205;
33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289;
333-31291; 333-45007; 333-45011; 333-69193; 333-71241; 333-71243; 333-71245;
333-88777; 333-88779; 333-34118; 333-35396; 333-52518; 333-74764; 333-75698;
333-105355) of Applied Materials, Inc. of our report dated November 12, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
San Jose, California
January 13, 2004